Exhibit 99.1

FOR IMMEDIATE RELEASE

Research Solutions Reports Fiscal Third Quarter 2025 Results

Reports 23 Percent Increase in ARR to $20.4 Million and 43 Net New Platform Deployments,
Positive Net Income and Record Adjusted EBITDA and Cashflow

HENDERSON, Nev., May 8, 2025 — Research Solutions, Inc. (NASDAQ: RSSS), the leading AI-powered research workflow platform, reported financial results for its fiscal third quarter ended March 31, 2025.

Fiscal Third Quarter 2025 Summary

•	Total revenue of $12.7 million, compared to $12.1 million in the prior-year quarter.

•	Platform revenue up 22% to $4.8 million. Platform revenue accounted for 38% of total revenue as compared to 33% in the prior-year quarter.

•	Annual Recurring Revenue (“ARR”) up 23% to $20.4 million, which includes approximately $13.5 million of B2B recurring revenue and $6.9 million of B2C recurring revenue. Net B2B ARR growth in the quarter was $736,000, a Company record for quarterly B2B growth.

•	Gross profit up 14% from the prior-year quarter. Total gross margin improved 430 basis points to 49.5%.

•	Net income of $216,000 or $0.01 per diluted share, compared to net income of $76,000 or nil per diluted share in the prior-year quarter.

•	Adjusted EBITDA of $1.4 million compared to $961,000 in the prior-year quarter. On a trailing twelve-months (“TTM”) basis, the Company has now generated Adjusted EBITDA of $5.1 million, which represents a 10.4% margin.

•	Cash flow from operations of approximately $2.9 million in the quarter, which was a Company quarterly record, compared to $2.0 million in the prior-year quarter.

“This quarter represents a number of significant milestone achievements for our Company. We are pleased to report ARR above $20 million for the first time in our history. Revenue from our AI-based B2B offerings has grown over 180% in the last year, and we continue to experience strong growth in our B2C offerings and core Article Galaxy platform. These results are due in part to our revamped sales strategy, which better demonstrates to potential customers the improved efficiency and cost savings offered by our products within the research process workflow,” said Roy W. Olivier, President and CEO of Research Solutions. “As we experience strong organic growth in ARR sales, we continue to outperform when it comes to generating operating cash flow and Adjusted EBITDA, which positions us to reinvest in our business or make acquisitions that broaden our product capabilities and enhance our cross-selling opportunities.”

Fiscal Third Quarter 2025 Results

Total revenue was $12.7 million, a 4.5% increase from $12.1 million in the year-ago quarter as platform revenue growth more than offset a decline in transaction revenue from the prior period.

Platform subscription revenue increased 22% to $4.8 million compared to $4.0 million in the year-ago quarter. The increase was primarily due to an increase in the total number of paid Platform deployments and B2C subscribers, as well as upsells to existing customers. The quarter ended with annual recurring revenue of $20.4 million, up 23% year-over-year (see the Company’s definition of annual recurring revenue below).

Transaction revenue was $7.8 million, compared to $8.2 million in the third quarter of fiscal 2024. The decrease was primarily due to lower paid order volume in the period. The transaction customer count for the quarter was 1,380, compared to 1,426 customers in the prior-year quarter (see the Company's definition of active customer accounts and transactions below).

Total gross margin improved 430 basis points from the prior-year quarter to 49.5%. The increase was primarily driven by a continued revenue mix shift to the higher-margin Platforms business as well as increased margins in that business and the transaction business.

Total operating expenses were $5.7 million, compared to $5.4 million in the third quarter of 2024. The increases were related to additional costs in Sales and Marketing, offset by some reductions in General and Administrative expenses.

Net income for the third quarter was $216,000, or $0.01 per diluted share, compared to net income of $76,000, or nil per diluted share, in the prior-year quarter. Adjusted EBITDA was $1.4 million, compared to $961,000 in the year-ago quarter (see definition and further discussion about the presentation of Adjusted EBITDA, a non-GAAP term, below).

Conference Call

Research Solutions President and CEO Roy W. Olivier and CFO Bill Nurthen will host the conference call, followed by a question and answer period.

Date: Thursday, May 8, 2025

Time: 5:00 p.m. ET (2:00 p.m. PT)

Dial-in number: 1-203-518-9843

Conference ID: RESEARCH

The conference call will be broadcast live and available for replay until June 8, 2025 by dialing 1-412-317-6671 and using the replay ID 11158769, and via the investor relations section of the company's website at http://researchsolutions.investorroom.com/.

Fiscal Third Quarter Financial and Operational Summary Tables vs. Prior-Year Quarter

	Quarter Ended March 31,				Nine Months Ended March 31,
	2025	2024	Change	% Change	2025	2024	Change	% Change
Revenue:
Platforms	$4,839,929	$3,953,403	$886,526	22.4%	$13,770,831	$9,679,179	$4,091,652	42.3%
Transactions	$7,821,434	$8,162,269	(340,835)	-4.2%	$22,849,233	$22,811,206	38,027	0.2%
Total Revenue	12,661,363	12,115,672	545,691	4.5%	36,620,064	32,490,385	4,129,679	12.7%

Gross Profit:
Platforms	4,229,623	3,382,051	847,572	25.1%	11,993,516	8,239,028	3,754,488	45.6%
Transactions	2,037,457	2,099,881	(62,424)	-3.0%	5,860,533	5,758,272	102,261	1.8%
Total Gross Profit	6,267,080	5,481,932	785,148	14.3%	17,854,049	13,997,300	3,856,749	27.6%

Gross profit as a % of revenue:
Platforms	87.4%	85.5%	1.8%		87.1%	85.1%	2.0%
Transactions	26.0%	25.7%	0.3%		25.6%	25.2%	0.4%
Total Gross Profit	49.5%	45.2%	4.3%		48.8%	43.1%	5.7%

Operating Expenses:
Sales and marketing	1,607,678	1,122,365	485,313	43.2%	4,141,172	2,612,308	1,528,864	58.5%
Technology and product development	1,394,936	1,371,754	23,182	1.7%	4,274,543	3,952,891	321,652	8.1%
General and administrative	1,845,411	2,027,074	(181,663)	-9.0%	5,783,788	6,593,791	(810,002)	-12.3%
Depreciation and amortization	312,013	309,898	2,115	0.7%	930,341	525,267	405,074	77.1%
Stock-based compensation	594,639	541,002	53,637	9.9%	1,546,950	1,729,271	(182,321)	-10.5%
Foreign currency translation loss	(44,519)	22,177	(66,696)	NM	(119,205)	15,059	(134,264)	NM
Total Operating Expenses	5,710,158	5,394,270	315,888	5.9%	16,557,589	15,428,587	1,129,003	7.3%
Income (loss) from operations	556,922	87,663	469,259	535.3%	1,296,460	(1,431,286)	2,727,746	NM

Other Income (Expenses):
Other income	(327,042)	31,228	(358,270)	NM	(2,316,404)	547,965	(2,864,369)	NM
Provision for income taxes	(13,410)	(42,590)	29,180	-68.5%	(74,816)	(82,049)	7,233	-8.8%
Total Other Income (Expenses):	(340,452)	(11,362)	(329,090)	NM	(2,391,220)	465,916	(2,857,136)	NM
Net income (loss)	$216,470	$76,301	140,169	183.7%	$(1,094,760)	$(965,370)	(129,390)	-13.4%
Adjusted EBITDA	$1,419,055	$960,740	$458,315	47.7%	$3,654,546	$838,311	$2,816,235	335.9%

	Quarter Ended March 31,				Nine Months Ended March 31,
	2025	2024	Change	% Change	2025	2024	Change	% Change
Platforms:
B2B ARR (Annual recurring revenue*):
Beginning of Period	$12,738,256	$11,614,748	$1,123,508	9.7%	$12,060,201	$9,444,130	$2,616,071	27.7%
Incremental ARR	735,818	38,315	697,503	1820.4%	1,413,873	2,208,933	(795,060)	-36.0%
End of Period	$13,474,074	$11,653,063	$1,821,011	15.6%	$13,474,074	$11,653,063	$1,821,012	15.6%

Deployments:
Beginning of Period	1,090	942	148	15.7%	1,021	835	186	22.3%
Incremental Deployments	43	41	2	4.9%	112	148	(36)	-24.3%
End of Period	1,133	983	150	15.3%	1,133	983	150	15.3%

ASP (Average sales price):
Beginning of Period	$11,686	$12,330	$(643)	-5.2%	$11,812	$11,310	$502	4.4%
End of Period	$11,892	$11,855	$38	0.3%	$11,892	$11,855	$38	0.3%

B2C ARR (Annual recurring revenue*):
Beginning of Period	$6,371,381	$3,954,090	$2,417,291	61.1%	$5,363,129	$-	$5,363,129	NM
Incremental ARR	506,545	948,885	(442,340)	NM	1,514,797	4,902,975	(3,388,178)	NM
End of Period	$6,877,926	$4,902,975	$1,974,951	40.3%	$6,877,926	$4,902,975	$1,974,951	40.3%

Total ARR (Annualized recurring revenue):	$20,352,000	$16,556,038	$3,795,962	22.9%	$20,352,000	$16,556,038	$3,795,963	22.9%

Transaction Customers:
Corporate customers	1,060	1,105	(45)	-4.1%	1,062	1,087	(25)	-2.3%
Academic customers	320	321	(1)	-0.3%	323	320	3	1.0%
Total customers	1,380	1,426	(46)	-3.2%	1,385	1,407	(22)	-1.5%

*	Annual Recurring Revenue (Non-GAAP Measure) - the value of contracted platform subscription recurring revenue normalized to a one year period. For B2C, this includes the annualized value of monthly subscriptions, meaning their monthly value multiplied by 12.

Active Customer Accounts, Transactions and Annual Recurring Revenue

The Company defines active customer accounts as the sum of the total quantity of customers per month for each month in the period divided by the respective number of months in the period. The quantity of customers per month is defined as customers with at least one transaction during the month.

A transaction is an order for a unit of copyrighted content fulfilled or managed in the Platform.

The Company defines annual recurring revenue ("ARR") as the value of contracted Platform subscription recurring revenue normalized to a one-year period. For B2C ARR, this includes the annualized value of monthly subscriptions, meaning their monthly value multiplied by twelve.

Use of Non-GAAP Measure – Adjusted EBITDA

Research Solutions' management evaluates and makes operating decisions using various financial metrics. In addition to the Company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP measure provides useful information about the Company's operating results.

The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure. Adjusted EBITDA is defined as net income (loss), plus interest expense, other income (expense) including any change in fair value of contingent earnout liability, foreign currency transaction loss, provision for income taxes, depreciation and amortization, stock-based compensation, and other potential adjustments that may arise. Set forth below is a reconciliation of Adjusted EBITDA to net income (loss):

	Quarter Ended March 31,				Nine Months Ended March 31,
	2025	2024	Change	% Change	2025	2024	Change	% Change
Net Income (loss)	$216,470	$76,301	$140,169	183.7%	$(1,094,760)	$(965,370)	$(129,390)	-13.4%
Add (deduct):							-
Other (income) expense	327,042	(31,228)	358,270	NM	2,316,404	(547,965)	2,864,369	NM
Foreign currency translation loss (gain)	(44,519)	22,177	(66,696)	NM	(119,205)	15,059	(134,264)	NM
Provision for income taxes	13,410	42,590	(29,180)	-68.5%	74,816	82,049	(7,233)	-8.8%
Depreciation and amortization	312,013	309,898	2,115	0.7%	930,341	525,267	405,074	77.1%
Stock-based compensation	594,639	541,002	53,637	9.9%	1,546,950	1,729,271	(182,321)	-10.5%
Adjusted EBITDA	$1,419,055	$960,740	$458,315	47.7%	$3,654,546	$838,311	$2,816,235	335.9%

About Research Solutions

Research Solutions, Inc. (NASDAQ: RSSS) provides cloud-based technologies to streamline the process of obtaining, managing, and creating intellectual property. Founded in 2006 as Reprints Desk, the Company was a pioneer in developing solutions to serve researchers. Today, more than 70 percent of the top pharmaceutical companies, prestigious universities, and emerging businesses rely on Article Galaxy, the Company's SaaS research platform, to streamline access to the latest scientific research and data with 24/7 customer support. For more information and details, please visit www.researchsolutions.com

Important Cautions Regarding Forward-Looking Statements

Certain statements in this press release may contain "forward-looking statements" regarding future events and our future results. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "targets," "goals," "projects", "intends," "plans," "believes," "seeks," "estimates," "endeavors," "strives," "may," or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in the Company's most recent annual report on Form 10-K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Examples of forward-looking statements in this release include statements regarding enhanced product offerings, additional customers, and the Company's prospects for growth. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company's filings with the Securities and Exchange Commission.

Research Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	March 31,	June 30,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$9,852,007	$6,100,031
Accounts receivable, net of allowance of $82,026 and $68,579, respectively	7,604,058	6,879,800
Prepaid expenses and other current assets	625,727	643,553
Prepaid royalties	755,299	1,067,237
Total current assets	18,837,091	14,690,621

Non-current assets:
Property and equipment, net of accumulated depreciation of $944,694 and $922,558, respectively	60,051	88,011
Intangible assets, net of accumulated amortization of $2,431,738 and $1,535,310, respectively	9,956,378	10,764,261
Goodwill	16,372,979	16,315,888
Deposits and other assets	881	981
Total assets	$45,227,380	$41,859,762

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$8,529,572	$8,843,612
Deferred revenue	10,355,768	9,023,848
Contingent earnout liability, current portion	6,019,488	—
Total current liabilities	24,904,828	17,867,460

Non-current liabilities:
Contingent earnout liability, long-term portion	9,091,422	12,298,114
Total liabilities	33,996,250	30,165,574

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $0.001 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.001 par value; 100,000,000 shares authorized; 32,405,120 and 32,295,373 shares issued and outstanding, respectively	32,405	32,295
Additional paid-in capital	38,728,405	38,089,958
Accumulated deficit	(27,404,006)	(26,309,246)
Accumulated other comprehensive loss	(125,674)	(118,819)
Total stockholders’ equity	11,231,130	11,694,188
Total liabilities and stockholders’ equity	$45,227,380	$41,859,762

Research Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Revenue:
Platforms	$4,839,929	$3,953,403	$13,770,831	$9,679,179
Transactions	7,821,434	8,162,269	22,849,233	22,811,206
Total revenue	12,661,363	12,115,672	36,620,064	32,490,385

Cost of revenue:
Platforms	610,306	571,352	1,777,315	1,440,151
Transactions	5,783,977	6,062,388	16,988,700	17,052,934
Total cost of revenue	6,394,283	6,633,740	18,766,015	18,493,085
Gross profit	6,267,080	5,481,932	17,854,049	13,997,300

Operating expenses:
Selling, general and administrative	5,398,145	5,084,371	15,627,248	14,903,319
Depreciation and amortization	312,013	309,898	930,341	525,267
Total operating expenses	5,710,158	5,394,269	16,557,589	15,428,586

Income (loss) from operations	556,922	87,663	1,296,460	(1,431,286)

Other income	78,868	31,228	496,392	279,678
Change in fair value of contingent earnout liability	(405,910)	—	(2,812,796)	268,287

Income (loss) before provision for income taxes	229,880	118,891	(1,019,944)	(883,321)
Provision for income taxes	(13,410)	(42,590)	(74,816)	(82,049)

Net income (loss)	216,470	76,301	(1,094,760)	(965,370)

Other comprehensive income (loss):
Foreign currency translation	(3,324)	858	(6,855)	6,261
Comprehensive income (loss)	$213,146	$77,159	$(1,101,615)	$(959,109)

Basic income (loss) per common share:
Net income (loss) per share	$0.01	$-	$(0.04)	$(0.03)
Weighted average common shares outstanding	31,033,022	30,020,652	30,597,410	28,377,199

Diluted income (loss) per common share:
Net income (loss) per share	$0.01	$-	$(0.04)	$(0.03)
Weighted average common shares outstanding	32,139,935	33,511,242	30,597,410	28,377,199

Research Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	March 31,
	2025	2024
Cash flow from operating activities:
Net loss	$(1,094,760)	$(965,370)
Adjustment to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	930,341	525,267
Stock options expense	146,751	104,502
Restricted common stock expense	1,400,199	1,603,820
Modification cost of accelerated vesting of restricted common stock	—	20,949
Adjustment to contingent earnout liability	2,812,796	(268,287)
Changes in operating assets and liabilities:
Accounts receivable	(754,258)	(739,883)
Prepaid expenses and other current assets	17,826	(156,026)
Prepaid royalties	311,938	197,888
Accounts payable and accrued expenses	(338,502)	498,584
Deferred revenue	1,331,920	768,347
Net cash provided by operating activities	4,764,251	1,589,791

Cash flow from investing activities:
Purchase of property and equipment	(11,571)	(57,761)
Payment for acquisition of Resolute, net of cash acquired	—	(2,718,253)
Payment for acquisition of Scite, net of cash acquired	—	(7,305,493)
Net cash used in investing activities	(11,571)	(10,081,507)

Cash flow from financing activities:
Common stock repurchase	(908,393)	(522,024)
Payment of contingent acquisition consideration	(91,174)	(314,960)
Net cash used in financing activities	(999,567)	(836,984)

Effect of exchange rate changes	(1,137)	4,791
Net increase (decrease) in cash and cash equivalents	3,751,976	(9,323,909)
Cash and cash equivalents, beginning of period	6,100,031	13,545,333
Cash and cash equivalents, end of period	$9,852,007	$4,221,424

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$74,816	$82,049

Non-cash investing and financing activities:
Contingent consideration accrual on asset acquisition	$29,394	$36,130

Contact

Steven Hooser or John Beisler

Three Part Advisors

(214) 872-2710

shooser@threepa.com; jbeisler@threepa.com

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